                                                             Exhibit 99(a)(1)(K)

                         NOTICE OF CONDITIONAL EXERCISE

        (NOTE: PLEASE READ THE ACCOMPANYING INSTRUCTIONS FOR CONDITIONAL
                              EXERCISE CAREFULLY.)


Name
        ................................................
                         (Please Print)
Address
           .............................................

 ........................................................
                                              (Zip Code)

         1. I hereby conditionally exercise exercisable options to purchase shares of common stock, par value $0.001 per share (the "Shares"), of ImClone Systems Incorporated, a Delaware corporation (the "Company") having exercise prices of less than $70.00 per share for the amount of Shares set forth herein (the "Option Shares").

         My exercise of options hereunder is subject to the condition that any options for Option Shares tendered but not purchased pursuant to the Offer (whether due to proration or otherwise), shall be deemed not to have been exercised and shall continue to be outstanding options. None of the options underlying any of the Option Shares tendered has an exercise price of $70.00 or greater.

         2. I hereby elect as follows with respect to my options:

         (Choose only one)


|_| I wish to conditionally exercise and tender Option Shares underlying ALL of my exercisable options that have an exercise price of less than $70.00 per Share.

|_| I wish to conditionally exercise and tender Option Shares underlying _______ of my exercisable options that have an exercise price of less than $70.00 per Share.

         I understand that options will be conditionally exercised in the order which I designate below:

         1. Grant number __________; per share exercise price of $_____; being conditionally exercised as to _____ shares.

         2. Grant number __________; per share exercise price of $_____; being conditionally exercised as to _____ shares.

         3. Grant number __________; per share exercise price of $_____; being conditionally exercised as to _____ shares.

         4. Grant number __________; per share exercise price of $_____; being conditionally exercised as to _____ shares.

         5. Grant number __________; per share exercise price of $_____; being conditionally exercised as to _____ shares.

         6. Grant number __________; per share exercise price of $_____; being conditionally exercised as to _____ shares.

         Total Options: ______


         ATTACH ADDITIONAL PAGE IF NEEDED.

                                    SIGN HERE

 .......................................     ....................................

 .......................................     ....................................
   Signature(s) of Option Holders                           Date

 .......................................

 .......................................
   Name(s) - (please print)

 ................................................................................

 ................................................................................
        Address (if different from that                               (Zip Code)
           shown on the cover page)

 .......................................
       Daytime Telephone Number

 .......................................
        Social Security Number


                                        3